Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

NRx Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock
	Equity	Preferred Stock
	Debt	Debt Securities
	Equity	Depositary Shares
	Debt Convertible into Equity	Warrants
	Other	Rights
	Other	Purchase Contracts
	Other	Units
	Unallocated (Universal) Shelf	—	Rule 457(o)	(2)	(2)	$57,407,693(3)	0.00015310	$8,789.12
Carry Forward Securities
Carry	Equity	Common Stock
Forward	Equity	Preferred Stock
Securities	Debt	Debt Securities
Carry	Equity	Depositary Shares
Forward	Debt Convertible into Equity	Warrants
Securities	Other	Rights
Carry	Other	Purchase Contracts
Forward	Other	Units
Securities	Unallocated (Universal) Shelf	—	415(a)(6)	(2)	(2)	$90,592,307(3)(4)	0.0000927		S-3	333-265492	June 21, 2022	$ 8,397.91
	Total Offering Amounts					$150,000,000(1)(4)		$ 8,789.12
	Total Fees Previously Paid							$ 0
	Total Fee Offsets							$ 0
	Net Fee Due							$ 8,789.12

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transaction.

(2)

This information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder.

(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $90,592,307 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-265492), which was declared effective on June 21, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $8,397.91 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $57,407,693 (the “New Securities”), which aggregate offering price is not specified as to each class of securities. A filing fee of $8,789.12 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.